UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

_______________________

Date of Report: March 15, 2019 (Date of earliest event reported)

CAPSTONE THERAPEUTICS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Suite 104, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(602) 286-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

As described in Item 2.03 below, on March 15, 2019 Capstone Therapeutics Corp. ("we," our," "us" or the “Company”) and BP Peptides, LLC (“Brookstone" or ” Buyer”), entered into the Second Amendment to the Securities Purchase, Loan and Security Agreement (the “Second Amendment”) which provides additional funding for our operations up to a Maximum Amount of $500,000. Any additional amounts advanced will be added to the current Loan and subject to the same terms and conditions. At Brookstone’s sole discretion, the Maximum Amount may be increased to an amount not exceeding $700,000 (See the Second Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K). Brookstone currently owns 18,541,197 shares of our common stock, which represents approximately 34.1% of our 54,385,411 outstanding common shares and a warrant to purchase up to of 6,321,930 shares of our common stock, with a per share exercise price of $.075, exercisable to October 15, 2025.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2017, on July 14, 2017, the Company entered into a Securities Purchase, Loan and Security Agreement (the “Agreement”) with Brookstone to provide funding for our operations.

Pursuant to the Agreement, Brookstone funded an aggregate of $3,440,000, of which $1,102,500 was for the purchase of 13,500,000 newly issued shares of the Company’s Common Stock, and $2,427,500 was in the form of a secured loan, due October 14, 2020. The secured loan bears interest at 6% per annum, with interest payable quarterly, and is secured by a security interest in all of our assets. As part of the Agreement, the Company and Brookstone entered into a Registration Rights Agreement granting Brookstone certain demand and piggyback registration rights.

Copies of the Agreement, Registration Rights Agreement and the Promissory Note were filed with our Current report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2017 as Exhibits 10.1 through 10.3.

As described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2018, on January 30, 2018 the Company and Brookstone entered into the First Amendment to the Securities Purchase, Loan and Security Agreement (the “First Amendment”) which provides for deferral of the payment of interest due under the Loan until October 15, 2020. As part of the First Amendment, the Company issued to Brookstone, a warrant to purchase up to 6,321,930 shares with a per share exercise price of $.075. The warrants vest in quarterly amounts (See Schedule 1to the Warrant to Purchase Common Stock) and are exercisable to October 15, 2025. Copies of the First Amendment and the Warrant to Purchase Common Stock are filed with our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2018 as Exhibits 10.1 and 10.2.

As part of the First Amendment, the Parties agreed that the Company may from time to time request that BP Peptides, LLC make additional advances to the Company to fund continuing operations through October 15, 2020, as determined by the Company and approved by its Board of Directors, which requests the Buyer will consider in its sole discretion. Any such amounts so advanced shall be added to the principal amount of the Loan.

On March 15, 2019, the Company and Brookstone, entered into the Second Amendment to the Securities Purchase, Loan and Security Agreement (the “Second Amendment”) which provides additional funding for our operations up to a Maximum Amount of $500,000. Any additional amounts advanced will be added to the current Loan and subject to the same terms and conditions. At Brookstone’s sole discretion, the Maximum Amount may be increased to an amount not to exceed $700,000.

A copy of the Second Amendment is filed with this Current Report on Form 8-K filed with the Securities and Exchange Commission on March 19, 2019 as Exhibit 10.1,and is incorporated into this Item 2.03 by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Second Amendment to Securities Purchase, Loan and Security Agreement dated March 15, 2019, by and between Capstone Therapeutics, Corp. and BP Peptides, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2019	CAPSTONE THERAPEUTICS CORP.

/s/ John M. Holliman, III
John M. Holliman, III
Executive Chairman and CEO

Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Securities Purchase, Loan and Security Agreement dated March 15, 2019, by and between Capstone Therapeutics, Corp. and BP Peptides, LLC.